Exhibit 10.4


                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT dated December 31, 1998 by and between WALTER R. FOURNIER, AS TRUSTEE OF THE FOURNIER RUIZ TRUST, and ALBA
E. DEL VALLE, AS TRUSTEE OF THE FOURNIER DEL VALLE TRUST (hereinafter referred to as "Seller"), LOCKHART CARIBBEAN CORPORATION (hereinafter referred to as "Buyer") and HERITAGE INSURANCE COMPANY(CARIBBEAN), LIMITED (hereinafter referred to as the "Corporation").

In consideration of the mutual promises made herein, and other good and valuable consideration, receipt whereof is hereby acknowledged, the Stock Purchase Agreement dated as of July 31, 1998 among the aforesaid parties is hereby amended as follows.

I. Subsection 4(A) is hereby deleted and a new Subsection 4(A) and 4(B) is nserted in its place as follows:

         A. Buyer shall pay the Sellers One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) as follows: (a) One Hundred Twenty-five Thousand Dollars ($125,000.00) to be paid by certified check or other immediately available funds or wire transfer, at Closing; and (b) One Million One Hundred Twenty-five Thousand Dollars ($1,125,000.00) to be paid no later than March 31, 1999, , with interest thereon at the prime rate published in the Wall Street Journal on the Closing Date. The payment due March 31, 1999 shall be evidenced by a note made payable to Seller, dated the Closing Date, and shall be secured by a security interest in favor of the Seller on all of the stock of the Corporation and Guardian Insurance Company, Inc. The stock of the Corporation shall be held in escrow by Paul Hoffman, Esq. pursuant to the terms of an escrow agreement satisfactory to Buyer and Seller, until payment in full of the note.

II. Subsection 5(B)(1) is hereby deleted and a new Subsection 5(B)(1) is inserted in its place as follows:

         (1) At the Closing the Seller shall deliver to Paul Hoffman, Esq., the Corporation Stock Certificates, and to the Buyer (or to the designated wholly-owned subsidiary of the Buyer) all other items set forth in Section 6 and Buyer shall deliver to Seller the Acquisition Shares as set forth in Section 4.

III. The first sentence of Section 6 is hereby deleted and a new first sentence of Section 6 is inserted in its place as follows: The originals of all documents set forth below shall be delivered by the Sellers or the Corporation to Buyer (or to a designated wholly-owned subsidiary of Buyer) at the Closing except for items B, C, D, G, H, K, O, and P, which shall be provided to Buyer at least ten
(10) business days before the Closing, and except for item A which shall be delivered in escrow to Paul Hoffman, Esq. at the Closing.

IV. Except as herein amended, all other terms and conditions of the Stock Purchase Agreement remain in full force and effect according to their terms.

         B.       Recission of Transactions.

         As provided in Section 8F hereof, Seller's obligation to close is conditioned upon Buyer having simultaneously closed the transaction pursuant to which it acquires the shares of stock (the "Guardian Stock") of Guardian Insurance Company, Inc . ("Guardian").

         The parties herein agree as follows:

         (a) Upon payment of the Note by Buyer, Seller shall provide notice of such fact immediately to the escrow agent and the escrow agent shall immediately transfer the Corporation's stock and the Guardian Stock to Buyer;

         (b) If Buyer defaults under the Note, Seller shall give written notice of the default to the escrow agent and to Buyer. Buyer shall have thirty (30) days to provide the escrow agent with notice that it disputes the existence of the default, or that the default has been remedied. If Buyer fails to provide such notice, then: (i) the transactions contemplated pursuant to this Stock Purchase Agreement and the Guardian Stock Purchase Agreement shall be deemed rescinded; (ii) the escrow agent will transfer the ownership of the Corporation's Stock to Seller and of the Guardian Stock to Unlimited Holdings, Inc.; (iii) the pledge agreement concerning Lockhart Caribbean Corporations Stock referred to in Section 32D of the Guardian Stock Purchase Agreement shall be terminated and the pledged Lockhart Caribbean Corporation's Stock shall be delivered to Buyer; (iv) the Shareholders will retain the $125,000 payment received at closing of the Heritage Stock Purchase Agreement; and (v) the parties herein shall be released of any further liability or obligation of any nature to each other under this Stock Purchase Agreement and/or under the Heritage Stock Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Stock Purchase Agreement on the date set forth above.

                                             CORPORATION:

WITNESSES:                                   HERITAGE INSURANCE COMPANY
                                             (CARIBBEAN), LIMITED

/s/ Thomas C. O'Keefe                By:     /s/ Raymond L. Fournier
-------------------------                    --------------------------------
                                             Raymond L. Fournier, President
                                                   [Seal]

/s/ William McConnell               Attest:  /s/ Ocavid Estrada,
_________________________                    Secretary

                                             SELLERS:

                                             THE FOURNIER DEL VALLE TRUST

/s/ Angela Hoban                     By:     /s/ Alba E. Del Valle
-------------------------                    ---------------------------------
                                             Alba E. Del Valle, Trustee
/s/ Barbara Mignon Weatherly                        [Seal]
-------------------------

                                             THE FOURNIER RUIZ TRUST

/s/ Angela Hoban                     By:     /s/ Walter R. Fournier
-------------------------                    --------------------------------
                                             Walter R. Fournier, Trustee
/s/ Barbara Mignon Weatherly
-------------------------


                                              BUYER:

                                              LOCKHART CARIBBEAN CORPORATION


/s/ Willaim McConnell                 By:     /s / John P. de Jongh, Jr.
-------------------------                     ------------------------------
                                              John P. de Jongh, Jr., President
/s/ Thomas C. O'Keefe                              [Seal]
_________________________

                                    Attest:   /s/ Christine O'Keefe
                                              --------------------------------
                                              Christine O'Keefe, Secretary